Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-09187) of our report dated October 20, 1997 on our audits of the supplemental consolidated financial statements of PhyMatrix Corp. as of January 31, 1997 and for the year then ended and the supplemental combined financial statements of Phymatrix Corp. as of December 31, 1995 and for the years ended December 31, 1995 and December 31, 1994. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.
Boston, Massachusetts
November 3, 1997